                                                                    Exhibit 23.3


                             ACCOUNTANTS' CONSENT


We consent to the use of our reports dated January 29, 1999 and January 23, 1998, incorporated by reference in this Form S-4 with respect to the consolidated financial statements of First Business Bancshares of Kansas City, Inc. for the years ended December 31, 1998, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts".


                                                 /s/ BAIRD, KURTZ & DOBSON


Kansas City, Missouri
December 20, 1999